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            UNITED STATES BANKRUPTCY COURT
             EASTERN DISTRICT OF WISCONSIN


In the Matters of:

     GANDER MOUNTAIN, INC.
     a Wisconsin corporation,
                                          Case Nos. 96-26478-RAE
     GRS, INC.                                      96-26479-RAE
     a Wisconsin corporation,                       96-26480-RAE

     GMO, INC.                               Chapter 11 Cases
     a Wisconsin corporation              (Jointly Administered)
                Debtors in Possession.


       ORDER CONFIRMING DEBTORS' SECOND AMENDED
             JOINT PLAN OF REORGANIZATION
            AS MODIFIED ON JANUARY 23, 1997


     The Second Amended Joint Plan of Reorganization of

Gander Mountain, Inc., GRS, Inc., GMO, Inc., the

Official Committee of Unsecured Creditors of Gander

Mountain, Inc., and Holiday Stationstores, Inc., dated

December 16, 1996 (the "Plan"); having been transmitted

to creditors and equity interest holders holding

impaired claims and equity interests;

     It having been determined after hearing on due

notice that (i) the Modification to Second Amended

Joint Plan of Reorganization of Gander Mountain, Inc.,

GRS, Inc., GMO, Inc., the Official Committee of

Unsecured Creditors of Gander Mountain, Inc. and

Holiday Stationstores, Inc. (the "Modification") filed

on January 21, 1997, does not adversely change the

treatment of the claim or interest of any creditor or

equity security holder who has not accepted in writing

the Modification, and accordingly, is deemed accepted

by all creditors and equity security holders who have

previously accepted the Plan; (ii) the requirements for

confirmation of the Plan (as modified by the

Modification) set forth in 11 U.S.C. 1129(b) have been

satisfied; and (iii) pursuant to paragraph 1.95 of the

Appendix to the Plan, entitled "Defined Terms," Mr.

Scott Peltz has been elected, and is hereby designated,

Trustee (as that term is defined in the Plan),

     NOW, THEREFORE,

     IT IS ORDERED that the Plan (as modified by the

Modification) is confirmed. Copies of the confirmed

Plan and the Modification are attached.

     IT IS FURTHER ORDERED that, notwithstanding any

provision of the Plan to the contrary, the liens of CIT

Group/Business Credit, Inc. ("CIT") on property of the

Debtors shall not be released until all claims of CIT

have been paid in full.

     IT IS FURTHER ORDERED that the assumption and

assignment of all leases and/or contracts pursuant to

the Plan shall have the effect provided for by 11

U.S.C. 365(k).

     Dated at Milwaukee, Wisconsin, this 23rd day of

January, 1997.



                                   /s/ Russell A. Eisenberg
                                   __________________________
                                   Honorable Russell A. Eisenberg
                                   United States Bankruptcy Judge